As filed with the Securities and Exchange Commission on March 31, 2009

Registration No. 333-129193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	42-1579325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2901 Butterfield Road

Oak Brook, Illinois  60523

(630) 218-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven P. Grimes

Chief Operating Officer and Chief Financial Officer

Inland Western Retail Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

(630) 218-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis K. Holland General Counsel and Secretary Inland Western Retail Real Estate Trust, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 (630) 218-8000	Hal M. Brown DLA Piper LLP (US) 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601 (312) 368-4012

DEREGISTRATION OF COMMON STOCK

Inland Western Retail Real Estate Trust, Inc. (the “Registration”) filed a Registration Statement on Form S-3 (Commission File No. 333-129193) (the “Registration Statement”), on October 21, 2005, pursuant to which the Registrant registered 50,000,000 shares of its common stock, par value $.001 per share (the “Common Stock), issuable pursuant to the Registrant’s distribution reinvestment program.  An aggregate of 49,136,890 shares of Common Stock, representing $483,964,863 in offering proceeds, were issued pursuant to the distribution reinvestment program.  At completion of the offering under the Registration Statement, there remained unsold 863,110 shares of Common Stock.  The Registrant is filing this Post-Effective Amendment No. 1 to deregister the 863,110 shares of Common Stock that remain unsold and/or unissued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on March 30, 2009.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Michael J. O’Hanlon
Michael J. O’Hanlon, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name

		Title	Date

	/s/ Michael J. O’Hanlon	Chief Executive Officer and President	March 30, 2009
Michael J. O’Hanlon

	/s/ Steven P. Grimes	Chief Operating Officer and Chief	March 27, 2009
	Steven P. Grimes	Financial Officer

	/s/ James W. Kleifges	Chief Accounting Officer	March 30, 2009
James W. Kleifges

	Robert D. Parks*	Chairman of the Board	March 26, 2009
Robert D. Parks

	Brenda G. Gujral*	Director	March 26, 2009
Brenda G. Gujral

		Director	March , 2009
Kenneth E. Masick

		Director	March , 2009
Richard P. Imperiale

	Frank A. Catalano, Jr.*	Director	March 26, 2009
Frank A. Catalano, Jr.

	Kenneth H. Beard*	Director	March 26, 2009
Kenneth H. Beard

	Paul R. Gauvreau*	Director	March 26, 2009
Paul R. Gauvreau

	Gerald M. Gorski*	Director	March 26, 2009
Gerald M. Gorski

	Barbara A. Murphy*	Director	March 26, 2009
Barbara A. Murphy

*By:	/s/ Robert D. Parks	Individually and as Attorney-in-fact	March 26, 2009
Robert D. Parks